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                                                                    Exhibit 23.3
                     [LETTERHEAD OF MURRAY, DEVINE & CO.]


Board of Directors
ELCOTEL, INC.
6428 Parkland Drive
Sarasota, FL 34243


Re: Consent of Murray, Devine & Co., Inc.

Gentlemen:

We hereby consent to (i) the inclusion of our opinion letter, dated August 5, 1997, to the Board of Directors of Elcotel, Inc. as Appendix B to the Joint Proxy Statement-Prospectus of Elcotel, Inc. and Technology Service Group, Inc, relating to the Merger referred to therein and (ii) all reference to Murray, Devine & Co. in the sections captioned "Summary--Opinion of Elcotel's Financial Advisor Murray Devine" and "The Merger--Background of the Merger; Opinion of Murray Devine; Elcotel's Reasons for the Merger; Recommendation of the Elcotel Board" and "The Merger Agreement--Representations and Warranties" of the Joint Proxy Statement-Prospectus of Elcotel, Inc. and Technology Service Group, Inc. which forms a part of this Registration Statement on Form S-4.


                              MURRAY, DEVINE & CO., INC.

                              By: /s/ Dennis J. Murray